EXHIBIT 99.1

CONTACTS:

Christine Nakamoto, investor relations

Palm, Inc.

408.617.7626

christine.nakamoto@palm.com

David Press, financial media

Financial Dynamics for Palm, Inc.

408.617.8848

david.press@fd.com

Palm Reports Q4 and FY 2007 Results

Treo Smartphone Sell-through Marks Another Record in Fourth Quarter,

Up 43% from Previous Year

SUNNYVALE, Calif., June 28, 2007 — Palm, Inc. (Nasdaq: PALM) today reported that total revenue in its fourth quarter of fiscal year 2007, ended June 1, was $401.3 million. Smartphone sell-through for the quarter reached a company record high, totaling 750,000 units, up 43 percent year over year. Smartphone revenue was $344.2 million, up 14 percent from the year ago period.

Net income for the quarter was $15.4 million, or $0.15 per diluted share. Net income included stock-based compensation expense of $5.4 million and amortization of intangible assets of $1.0 million. This compares to net income for the fourth quarter of fiscal year 2006 of $27.2 million, or $0.25 per diluted share.

Net income in the fourth fiscal quarter, measured on a non-GAAP(1) basis, totaled $17.8 million, or $0.17 per diluted share, excluding stock-based compensation expense, amortization of intangible assets and the related income tax provision. This compares to non-GAAP net income in the fourth quarter of fiscal year 2006 of $30.6 million, or $0.29 per diluted share, which excluded the effects of amortization of intangible assets and deferred stock-based compensation, legal settlements, restructuring charges, the related income tax provision and the partial reversal of a valuation allowance against deferred tax assets.

“Our record Treo™ sell-through reflects strong fundamentals in the core focus areas of our business,” said Ed Colligan, Palm president and chief executive officer. “In fiscal year 2007, we expanded our international presence, improved our product pipeline and developed strategic platform technologies. I’m confident that in fiscal year 2008 more and more standard handset customers will demand the capabilities and ease of use of Palm smartphones, which aligns us well for future growth and profitability.”

Fiscal Year 2007 Results

Revenue for the full fiscal year 2007 was $1.56 billion, down 1 percent from the $1.58 billion reported in fiscal year 2006. Smartphone sell-through for the full year reached a company record high totaling 2.7 million units, up 34 percent year over year. Smartphone revenue was $1.25 billion, up 15 percent from the prior year.

Net income for fiscal year 2007 was $56.4 million, or $0.54 per diluted share. Net income included stock-based compensation expense of $24.3 million, amortization of intangible assets of $2.0 million and in-process research and development of $3.7 million. This compares to net income in fiscal year 2006 of $336.2 million, or $3.19 per diluted share, which included a benefit of $219.5 million as a result of the partial reversal of a valuation allowance against deferred tax assets.

Net income for the year, on a non-GAAP basis, totaled $73.4 million, or $0.70 per diluted share, excluding stock-based compensation expense, amortization of intangible assets, in-process research and development and the related income tax provision. This compares with a fiscal year 2006 non-GAAP net income of $88.5 million, or $0.85 per diluted share, excluding the effects of amortization of intangible assets and deferred stock-based compensation, legal settlements, restructuring charges, the related income tax provision and the partial reversal of a valuation allowance against deferred tax assets.

Q1 Fiscal Year 2008 Guidance (2)

•	Revenue is expected to be between $355 million and $365 million;

•	Gross margin is expected to be in the range of 36.8 percent and 37.3 percent on a GAAP basis and between 37.0 percent and 37.5 percent on a non-GAAP basis;

•	Operating expenses on a GAAP basis are expected to be in the range of $137.5 million to $141.5 million and on a non-GAAP basis, between $125 million and $128 million;

•	Annual tax rate of 40 percent is expected on a GAAP and non-GAAP basis;

•	Earnings per diluted share are expected to be in the range of $(0.01) to $0.01 on a GAAP basis and $0.07 to $0.09 on a non-GAAP basis; and

•

SFAS 123(R) stock-based compensation expense, before taxes, is expected to be between $5.5 million and $6.0 million and amortization of intangible assets to be $1 million. We also expect an $8.0 million to $9.0 million restructuring charge to earnings for the recently implemented organizational changes, which will include severance and facility closure costs. Of this we expect $6.5 million to $7.5 million will be incurred in Q1 with the remainder in Q2. These amounts and the related tax amounts are excluded from Palm’s first quarter of fiscal year 2008 outlook on a non-GAAP basis.

INVESTOR’S NOTE: The company will hold a conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. The dial-in number is 866.825.3308 (domestic) and 617.213.8062 (international). There is no passcode required for the call.

A telephone replay of the conference call will be available through July 12, 2007. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 98750572. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

About Palm, Inc.

Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information from anywhere. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones, Palm Foleo™ mobile companions and Palm handheld computers, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during fiscal years 2007 and 2006, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets and in-process research and development resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of Handspring, the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets and in-process research and development allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets and the research and development expenses would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.

Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that excluding the partial reversal of the valuation allowance on its deferred tax assets during fiscal year 2006 provides its senior management as well as other users of its financial statements with a valuable perspective on the performance and health of the business. This partial reversal relates to realization of tax losses incurred in prior periods and is not indicative of future operations and expenses. Further, Palm believes that assuming a 40 percent effective tax rate provides a more appropriate prospect for the future. Prior to the partial reversal of the valuation allowance on its deferred tax assets, Palm’s tax rate consisted primarily of foreign and state income taxes.

Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as legal settlements and restructuring charges. Palm assesses its operating performance excluding legal settlements and restructuring charges as these amounts relate to costs which are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-financial measures differently than the Company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected first quarter of fiscal year 2008 revenue, gross margin, operating expenses, tax rate, earnings per share, stock-based compensation expense, amortization of intangible assets and restructuring charges, Palm’s ability to grow its business and be profitable, and demand for Palm’s smartphones. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; and Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 2007 and its Annual Report on Form 10-K for the fiscal year ended June 2, 2006. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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(1)	GAAP stands for Generally Accepted Accounting Principles.
(2)

Guidance for the first quarter of fiscal year 2008 has been provided on a GAAP and a non-GAAP basis. The non-GAAP guidance can be reconciled to the nearest GAAP measure by including amortization of intangible assets, restructuring charges and the stock-based compensation charge anticipated to be recorded in accordance with SFAS 123(R) during the period.

Palm, Treo and Foleo are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Revenues	$401,294	$403,136	$1,560,507	$1,578,509
Cost of revenues (*)	247,869	253,301	985,369	1,057,708

	153,425	149,835	575,138	520,801
Operating expenses:
Sales and marketing (*)	62,826	52,434	248,685	205,794
Research and development (*)	57,189	37,707	190,952	136,243
General and administrative (*)	15,341	13,300	59,762	44,297
In-process research and development	—	—	3,700	—
Amortization of intangible assets	961	340	1,981	4,589
Legal settlements	—	23,775	—	23,775
Restructuring charges (adjustments)	—	(1,162)	—	792

Total operating expenses	136,317	126,394	505,080	415,490

Operating income	17,108	23,441	70,058	105,311
Interest and other income (expense), net	6,226	4,356	22,369	11,336

Income before income taxes	23,334	27,797	92,427	116,647
Income tax provision (benefit)	7,982	632	36,044	(219,523)

Net income	$15,352	$27,165	$56,383	$336,170

Net income per share:
Basic	$0.15	$0.26	$0.55	$3.33

Diluted (**)	$0.15	$0.25	$0.54	$3.19

Shares used in computing per share amounts:

Basic	103,209	102,757	102,757	100,818
Diluted	105,157	108,217	104,442	105,745

(*) Costs and expenses include stock-based compensation as follows:

Cost of revenues	$425	$—	$2,276	$13
Sales and marketing	1,331	70	6,012	656
Research and development	2,107	4	9,024	284
General and administrative	1,531	207	6,943	816

	$5,394	$281	$24,255	$1,769

Prior to June 1, 2006, the Company accounted for stock-based compensation expense under APB No. 25, Accounting for Stock Issued to Employees, which measured stock-based compensation expense using the intrinsic value method. As of June 1, 2006, the Company accounts for stock-based compensation expense under SFAS No. 123(R), Share-Based Payment, which requires stock-based compensation expense to be recognized based on grant date fair value. Periods prior to June 1, 2006, have not been restated to conform with the provisions of SFAS No. 123(R).

(**)  Diluted net income per share accounts for the effect of the convertible debt using the “if converted” method:

Numerator for basic net income per share	$15,352	$27,165	$56,383	$336,170
Effect of dilutive securities:
Interest expense on convertible debt, net of taxes	—	262	—	1,050

Numerator for diluted net income per share	$15,352	$27,427	$56,383	$337,220

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior period amounts have been reclassified for current year presentation.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Net income, as reported	$15,352	$27,165	$56,383	$336,170
Adjustments:
Stock-based compensation	5,394	281	24,255	1,769
In-process research and development	—	—	3,700	—
Amortization of intangible assets	961	340	1,981	4,589
Legal settlements	—	23,775	—	23,775
Restructuring charges (adjustments)	—	(1,162)	—	792
Income tax provision / benefit	(3,894)	(19,780)	(12,901)	(278,552)

Net income, non-GAAP	$17,813	$30,619	$73,418	$88,543

	Three Months Ended		Fiscal Year Ended
	May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Net income per share:
Basic, as reported	$0.15	$0.26	$0.55	$3.33
Adjustments	0.02	0.04	0.16	(2.45)

Basic, non-GAAP	$0.17	$0.30	$0.71	$0.88

Diluted, as reported	$0.15	$0.25	$0.54	$3.19
Adjustments	0.02	0.04	0.16	(2.34)

Diluted, non-GAAP (*)	$0.17	$0.29	$0.70	$0.85

Shares used in computing per share amounts:
Basic, as reported	103,209	102,757	102,757	100,818

Diluted, as reported	105,157	108,217	104,442	105,745
Adjustments:
Effect of dilutive securities:
Convertible debt	—	—	—	(1,084)

Diluted, non-GAAP	105,157	108,217	104,442	104,661

(*)	The numerator for diluted non-GAAP net income per share for the three months ended May 31, 2006 includes $262,000 of interest expense on convertible debt, net of taxes based on the effect of the convertible debt using the “if converted” method.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation expense, in-process research and development, amortization of intangible assets, legal settlements, restructuring charges, the change in the valuation allowance against our deferred tax assets, and for the related income tax provision on a non-GAAP basis of 40%. Non-GAAP net income per diluted share amounts for the fiscal year ended May 31, 2006 exclude the dilutive effect of the convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	May 31, 2007	May 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$128,130	$113,461
Short-term investments	418,555	405,433
Accounts receivable, net of allowance for doubtful accounts of $3,172 and $4,801, respectively	204,335	204,337
Inventories	39,168	58,010
Deferred income taxes	135,906	153,854
Investment for committed tenant improvements	1,331	3,967
Prepaids and other	10,222	10,937

Total current assets	937,647	949,999
Land held for sale	60,000	60,000
Property and equipment, net	36,634	22,990
Goodwill	167,596	166,538
Intangible assets, net	76,058	25,783
Deferred income taxes	267,348	260,713
Other assets	2,719	1,499

Total assets	$1,548,002	$1,487,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196,155	$184,501
Income taxes payable	62,006	50,021
Accrued restructuring	5,406	7,209
Provision for committed tenant improvements	1,331	3,967
Current portion of long-term convertible debt	—	35,000
Other accrued liabilities	216,125	216,374

Total current liabilities	481,023	497,072
Non-current liabilities:
Non-current liabilities	4,568	6,545
Stockholders’ equity:
Series A preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 103,796 shares and 103,469 shares, respectively	104	103
Additional paid-in capital	1,492,362	1,475,319
Unamortized deferred stock-based compensation	—	(2,752)
Accumulated deficit	(431,698)	(488,081)
Accumulated other comprehensive income (loss)	1,643	(684)

Total stockholders’ equity	1,062,411	983,905

Total liabilities and stockholders’ equity	$1,548,002	$1,487,522

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	May 31, 2007	May 31, 2006
Cash flows from operating activities:
Net income	$15,352	$27,165
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,308	2,818
Stock-based compensation	5,394	281
Amortization of intangible assets	4,495	340
Deferred income taxes	(1,308)	(6,723)
Realized (gain) loss on sale of investments	(10)	583
Excess tax benefit related to stock-based compensation	(2,192)	—
Tax benefit related to stock options	—	5,436
Changes in assets and liabilities:
Accounts receivable	9,546	(85,259)
Inventories	(1,663)	(6,945)
Prepaids and other	1,487	219
Accounts payable	(2,461)	27,976
Income taxes payable	7,684	388
Accrued restructuring	(267)	(2,474)
Other accrued liabilities	3,541	8,106

Net cash provided by (used in) operating activities	42,906	(28,089)

Cash flows from investing activities:
Purchase of property and equipment	(5,028)	(3,258)
Sale of restricted investments	—	775
Purchase of short-term investments	(170,634)	(251,565)
Sale of short-term investments	73,071	249,784

Net cash used in investing activities	(102,591)	(4,264)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	11,425	14,171
Repayment of debt	(7,772)	—
Excess tax benefit related to stock-based compensation	2,192	—

Net cash provided by financing activities	5,845	14,171

Change in cash and cash equivalents	(53,840)	(18,182)
Cash and cash equivalents, beginning of period	181,970	131,643

Cash and cash equivalents, end of period	$128,130	$113,461

Other cash flow information:
Cash paid for income taxes	$1,761	$1,473

Cash paid for interest	$17	$13

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior balances have been reclassified to conform to current quarter presentation.

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